Exhibit 99.1

August 28, 2017
FOR IMMEDIATE RELEASE Investor Contact: Mark Warren (205) 298-3220 Media Contact: David Donaldson (205) 298-3220

VULCAN ANNOUNCES AGREEMENT TO ACQUIRE POLARIS MATERIALS CORPORATION

Further Enhances Vulcan’s Service to High Growth California Markets

Birmingham, Alabama –August 28, 2017 – Vulcan Materials Company (NYSE:VMC), the nation’s largest producer of construction aggregates, today announced that it has reached a definitive agreement to acquire Polaris Materials Corporation (TSX:PLS), an aggregates and logistics company, which serves key California markets from strategically situated operations in British Columbia. The Polaris business includes a high capacity aggregates processing plant and deep water port on Vancouver Island along with associated long term aggregate reserves and five distribution yard outlets in the San Francisco Bay Area and in Long Beach, California.

“We are very pleased to have reached agreement to acquire Polaris Materials, which is expected to further enhance our ability to serve major California markets,” said Vulcan’s Chairman and Chief Executive Officer Tom Hill. “With this acquisition, we are continuing to build on our industry-leading position in the state of California. Polaris has assembled high quality aggregate reserves that will further expand our product offerings, particularly for certain concrete applications, as well as our geographic coverage in markets in the San Francisco and Los Angeles metro areas. This acquisition will enhance our logistics capabilities with the ship delivery of aggregate products and provide Vulcan with a platform for future distribution outlet opportunities along the Pacific Coast. The acquisition is especially timely given California’s recent passage of SB1, which will provide $52 billion for key transportation infrastructure projects over the next ten years, in addition to passage of local ballot measures that add more than $1 billion annually for infrastructure projects in key growth markets that we serve.”

The transaction will be subject to approval by Polaris Materials’ securityholders, approval by the Supreme Court of British Columbia, and other customary closing conditions. Subject to obtaining the required approvals, the transaction is expected to complete in the fourth quarter of 2017.

Polaris Materials Corporation, headquartered in Vancouver, British Columbia, is a supplier of high quality construction aggregates to major coastal markets in California and British Columbia. The Company has developed an integrated logistical chain of mineral resources, receiving port terminals and cost effective, contracted shipping that allows it to meet the need for replacement aggregate sources in markets where local resources are depleting and marine imported aggregates offer an increasingly viable alternative.

August 28, 2017

FOR IMMEDIATE RELEASE

Vulcan Materials Company, a member of the S&P 500 index with headquarters in Birmingham, Alabama, is the nation’s largest producer of construction aggregates and a major producer of other construction materials. For additional information about Vulcan, go to www.vulcanmaterials.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of applicable federal securities laws that are based upon our current expectations and assumptions concerning future events, which are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated. Statements that are not historical fact, including statements about Vulcan’s beliefs and expectations, are forward-looking statements. Important factors that could cause our actual results to be materially different from our expectations include, among others, (i) the risk that Vulcan does not receive or satisfy regulatory or other approvals and conditions on a timely basis or approvals are subject to conditions that are not anticipated, (ii) modifications to the terms of the acquisition may be required in order to obtain or satisfy such approvals or conditions, (iii) the risk that the acquisition does not close or that there are changes in the anticipated timing for closing the acquisition, (iv) business disruption during the pendency of or following the acquisition, including diversion of management time, (v) the risk that Vulcan is unsuccessful in implementing its strategy and business plan, (vi) the risk that Vulcan is unable to react to and address key business and regulatory issues, and (vii) other risks, assumptions and uncertainties detailed from time to time in Vulcan’s SEC reports, including Vulcan’s latest Annual Report on Form 10-K for the year ended December 31, 2016. Accordingly, you should not place undue reliance on the forward-looking statements contained in this press release. There can be no assurance that the acquisition described above will be consummated. Forward-looking statements speak only as of the date hereof, and Vulcan assumes no obligation to update such statements except as required by law.

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